Exhibit 1.2

AT-THE-MARKET SALES AGREEMENT
July 1, 2021
JEFFERIES LLC
520 Madison Avenue
New York, New York  10022
Ladies and Gentlemen:
Star Bulk Carriers Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common shares, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $75,000,000 on the terms set forth in this agreement (this “Agreement”).
Section 1.  DEFINITIONS
(a) Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.
“Commission” means the U.S. Securities and Exchange Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.
“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.
“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).
“Issuance Price” means the Sales Price less the Selling Commission.
“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form F-3, or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.
“Principal Market” means the NASDAQ Global Select Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Selling Commission” means two percent (2%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.
“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.
“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.
“Trading Day” means any day on which the Principal Market is open for trading.

Section 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
(a) The Company has prepared and filed with the Commission a shelf registration statement on Form F-3 (File No. 333-230687) that contains a base prospectus (the “Base Prospectus”).  Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act.  The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act.  During the Agency Period, each time the Company files an annual report on Form 20-F the Company will meet the then-applicable requirements for use of Form F-3 under the Securities Act.
(b) The Original Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6  below.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.
(c) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
(d) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of the Prospectus or any Free Writing Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission
(e) (i) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement. The Shares are an “actively-traded security” as such term is defined in Regulation M.
(f) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Free Writing Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Securities Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Final Prospectus, at the time filed or furnished with the Commission conformed or will conform, in all material respects to the requirements of the Exchange Act, or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(g) Each Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.
(h) The Company has not, directly or indirectly, distributed, and will not distribute, any offering materials in connection with the offering and sale of the Shares other than the Prospectus, and other materials, if any, permitted under the Securities Act.  The Company will file with the Commission all Free Writing Prospectuses, as applicable, in the time and manner required under Rule 433(d) under the Securities Act.
(i) There are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required; and any statements in the Registration Statement and the Prospectus under the captions “Material United States Federal Income Tax Considerations” and “Marshall Islands Tax Considerations,” “Major Shareholders and Related Party Transactions” and “Financial Information-Consolidated statements and other financial information-Legal Proceedings,” insofar as they purport to summarize provisions of law, rules, regulations, documents or legal, regulatory or governmental proceedings, provide accurate summaries thereof in all material respects.
(j) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
(k) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Co-Chief Financial Officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Co-Chief Financial Officers of the Company required under the Exchange Act with respect to such reports. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
(m) The outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and no preemptive rights of shareholders exist with respect to any of the Common Shares or sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares.
(n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement and the Prospectus.

(o) Deloitte Certified Public Accountants S.A., which has audited or performed review procedures on certain of the financial statements of the Company and the Subsidiaries filed with or furnished to the Commission, as part of, or incorporated by reference in, the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”)
(p) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical financial, statistical data and operating information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810-10), not disclosed in the Registration Statement and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.
(q) The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(r) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement and the Prospectus.

(s) Each of the subsidiaries of the Company is listed in Exhibit B-I hereto  collectively, the “Subsidiaries”). Each of the “significant subsidiaries” of the Company, as such term is defined in Rule 1-02 of Regulation S-X, listed in Exhibit B-II hereto (collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing (where such concept is legally relevant) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, and the Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power and authority would not be reasonably expected to (i) have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of its Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock or membership interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (other than any liens, encumbrances, and equities and claims described in the Registration Statement and the Prospectus), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding (other than as described in the Registration Statement and the Prospectus).
(t) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus is true and correct in all material respects or, to the extent that it is based upon assumptions or projections, is based upon assumptions or projections that the Company has determined in good faith. All of the Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
(u) The Common Shares are listed on the NASDAQ Global Select Market. Except as set forth in the Registration Statement and the Prospectus, the Company has taken no action designed to cause, or likely to have the effect of, de-listing its Common Shares from the NASDAQ Global Select Market, nor has the Company received any notification that the NASDAQ Global Select Market is contemplating terminating such listing.
(v) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would be reasonably expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with, result in a breach or violation of any of the terms or provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the

Company or any of its Subsidiaries pursuant to, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, with respect to clauses (i) or (iii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(w) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or the Subsidiaries which are likely to have a Material Adverse Effect.
(x) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.
(y) Except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which would not be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus.
(z) The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all material taxes indicated by such returns and all assessments received by them to the extent that such taxes or assessments have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
(aa) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder. Insurance.  The Company and the Subsidiaries carry, or are covered by, insurance (which term shall include membership in Protection and Indemnity clubs) in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries; neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect and neither the Company nor any Subsidiary has received any notice of cancellation or proposed cancellation relating to such insurance.
(bb) Neither the Company nor, to the Company’s knowledge, any of its shareholders, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be reasonably expected to constitute, the stabilization or manipulation of the prices of the Common Shares to facilitate the sale or resale of the Common Shares.
(cc) There are no relationships or related party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required.
(dd) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and by the Prospectus (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Agent under state securities or Blue Sky laws) has been obtained or made and is in full force and effect other than (i) filings with the Commission pursuant to Rule 424(b) under the Securities Act, (ii) filings with the Commission on Form 6-K with respect to this Agreement or the transactions contemplated hereby, or (iii) such as shall have been obtained or made prior to the time of purchase. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the FINRA).
(ee) Except as disclosed in the Registration Statement and the Prospectus and other than the Subsidiaries, the Company does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(ff) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Marshall Islands, the Republic of Liberia or Greece, or any political subdivisions thereof
(gg) To the knowledge of the Company, neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement and the Prospectus.

(hh) Each vessel described in the Registration Statement and the Prospectus, except for the vessels which the Company or a Subsidiary has entered into a bareboat charter (in which case the applicable Subsidiary is the disponent owner), is owned directly by one of the Subsidiaries; each of the vessels listed on Exhibit B hereto and specified as being owned (the “Owned Vessels”) by a Subsidiary has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Exhibit B in the sole ownership of the Subsidiary set forth opposite its name on Exhibit B, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record other than as disclosed in the Registration Statement and the Prospectus and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or third party, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.
(ii) Each Owned Vessel is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws (as defined below)), except where such failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each applicable Subsidiary are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, except where such failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(jj) Each Owned Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations.
(kk) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials (as defined below)), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively,

“Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each of its Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries, relating to Hazardous Materials or any Environmental Laws, (v) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (vi) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any Hazardous Materials by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, by any other entity for whose acts or omissions the Company is or may liable) upon any other property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) and the environment, (vii) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge and (viii) neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company’s or any of its Subsidiaries, membership in any mutual protection and indemnity association.
(ll) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and for the avoidance of doubt neither the Company nor any of its Subsidiaries is aware of any legal proceedings that are pending or known to be contemplated against any of them under any Environmental Laws in which a governmental entity is also a party (other than such proceedings regarding which the Company and the affected Subsidiaries reasonably believe no monetary sanctions of $100,000 or more will be imposed on them) or has estimated incurring material capital expenditures to comply with any Environmental Laws, except for such costs and liabilities, proceedings and capital expenditures as set forth in the Registration Statement and the Prospectus.

(mm) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the United States Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.
(nn) Other than pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus.
(oo) The Company and its Subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of each foreign, federal, state or local government and any other governmental department or agency having jurisdiction over the Company and any Subsidiary, and any judgment, decision, decree or order of any court or governmental agency, department or authority having jurisdiction over the Company and any

Subsidiary, except for those violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(pp) Except as set forth in the Registration Statement, the and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Marshall Islands.
(qq) Except as set forth in the Registration Statement e and the Prospectus or as provided by the laws of its jurisdiction of organization with respect to permissible sources of funds from which dividends may be paid, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
(rr) Assuming payment for the Shares as contemplated by this Agreement, there are no restrictions on subsequent transfers of the Shares by the Agent under the laws of the Marshall Islands except as may be provided by law with respect to insolvency or bankruptcy of the Agent.
(ss) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(tt) The Company believes that it is not currently a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the Code and does not currently intend to take any action that is likely to result in it becoming a PFIC.
(uu) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(vv) Except as described in the Registration Statement or the Prospectus and except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts, charters or agreements referred to or described in the Registration Statement or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration

Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.
(ww) (i) None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anticorruption laws; (ii) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(xx) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(yy) (A) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(1) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or
(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

  (B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(C) The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except as permitted by Sanctions.
(zz) Except as described in the Registration Statement and the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act, other than those holders who have waived such rights.  Except as described in the Prospectus, any Free Writing Prospectus and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not
(aaa) been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares.
(bbb) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(ccc) (i) Except as disclosed in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights.
(ddd) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Global Select Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.
(eee) There are no material capital gains, income, withholding, documentary, stamp or other taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of the Marshall Islands or the Republic of Liberia or any political subdivision of any thereof, required to be paid by the Company or the Agent in connection with the execution and delivery of this Agreement, or the sale and delivery by the Company of the Shares to or for the respective accounts of the Agent or the sale and delivery by the Agent of the Shares to initial purchasers thereof.
(fff) (i) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (B) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(ggg) (i) To the Company’s knowledge, the Company and each of its Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(hhh) Except as disclosed in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). The Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(iii) (i) The courts of the Marshall Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York; (ii) this Agreement is in proper form under the laws of the Marshall Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Marshall Islands of this Agreement; and (iii) it is not necessary under the laws of the Marshall Islands (a) to enable the Agent to enforce its rights under this Agreement, provided that they are not otherwise engaged in business in the Marshall Islands, or (b) solely by reason of the execution, delivery or consummation of this Agreement, for the Agent to be qualified or entitled to carry out business in the Marshall Islands.
Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and not a representation or warranty in an individual capacity.
The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3.  ISSUANCE AND SALE OF SHARES
(a) Sale of Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b) Mechanics of Issuances.
(i) Issuance Notice.  Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e‑mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.
(ii) Agent Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement.  For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.
(iii) Method of Offer and Sale.  The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.
(iv) Confirmation to the Company.  If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.
(v) Settlement.  Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).
(vi) Suspension or Termination of Sales.  Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings.  The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).
(vii) No Guarantee of Placement, Etc.  The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.
(viii) Material Non-Public Information.  Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.
(c) Fees.  As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d) Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions, not to exceed an aggregate of $5,000; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares, such expenses in connection with FINRA review and approval not to exceed an aggregate of $7,500; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market.
Section 4.  ADDITIONAL COVENANTS
The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a) Exchange Act Compliance.  During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include on a current report on Form 6-K and/or its annual reports on Form 20-F, as applicable, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the

Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)). The Company shall file with the Commission on Form 6-K, not later than 90 days following the end of each of the first three fiscal quarters of each fiscal year, the unaudited interim financial statements of each such quarter. Such interim financial statements shall have been reviewed by Deloitte Certified Public Accountants S.A. pursuant to PCAOB AS 4501.
(b) Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.  Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f).
(d) Agent’s Review of Proposed Amendments and Supplements.Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, which shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which shall not be unreasonably withheld, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(f) Free Writing Prospectuses.  The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld.  The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request.  If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which shall not be unreasonably withheld.
(g) Filing of Agent Free Writing Prospectuses.  The Company shall not to take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.
(h) Copies of Registration Statement and Prospectus.  After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(i) Blue Sky Compliance.  The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.
(j) Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent they are filed on EDGAR or any successor system.

(k) Listing; Reservation of Shares.  (a)  The Company will maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.
(l) Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(m) Due Diligence.During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.
(n) Representations and Warranties.  The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(o) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:
(A) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;
(B) the filing with the Commission of an annual report on Form 20-F (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F), in each case, of the Company; or
(C) the filing with the Commission of a current report on Form 6-K of the Company containing the unaudited interim financial statements or amended financial information (other than information “furnished” and not deemed to be “filed” for the purposes of Section 18 of the Securities Act) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such current report on Form 6-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.
(a) Legal Opinions.  On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Seward & Kissel LLP, counsel to the Company with respect to matters of U.S. law and Marshall Islands law, as customary and substantially similar to the form attached hereto as Exhibits C-1 and C-2, respectively; Souzana Manaka, counsel to the Company with respect to matters of Greek law, as customary and substantially similar to the form attached hereto as Exhibits C-3; Georgia Mastagaki, Co-General Counsel of the Company, as customary and substantially similar to the form attached hereto as Exhibit C-4 and Sidley Austin LLP, counsel to the Agent with respect to such matters as may be requested by the Agent, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).
(b) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Deloitte Certified Public Accountants S.A., the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus.  If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter.
(c) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.
(d) Agent’s Own Account; Clients’ Account.  The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(e) Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
(f) Market Activities.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.
(g) Notice of Other Sale.  Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply to the Company’s (i) issuance or sale of Common Shares pursuant to the at-the-market sales agreement dated the date hereof with
Deutsche Bank Securities Inc., as agent, (ii) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares and and (iv) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement, which are not used for capital raising purposes, provided that the aggregate number of Common Shares pursuant to this clause (iv) shall not exceed ten percent (10%) of the total number of outstanding Common Shares as of the date of the issuance and sale.
(h) Sale By Other Agents.  The Company agrees that any sales of Shares under this Agreement shall only be effected by the Agent on a day in which the Company has not instructed any other agent to sell Common Shares.
Section 5.  CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares.  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance, of each of the following conditions:
(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company.  The Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).
(ii) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(iii) Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.
(iv) No Suspension of Trading in or Delisting of Common Shares; Other Events.  The trading of the Common Shares (including without limitation the Common Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets.  There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following:  (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.
(b) Documents Required to be Delivered on each Issuance Notice Date.  The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate

(which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
Section 6.  INDEMNIFICATION AND CONTRIBUTION
(a) Indemnification of the Agent.  The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the name of the Agent.  The indemnity agreement set forth in this Section 6(a)  shall be in addition to any liabilities that the Company may otherwise have.
(b) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent (in the case of counsel for the indemnified parties referred to in Section 6(a) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(c) Settlements.  The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) Contribution.  If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent.  The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 6(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(b) for purposes of indemnification.
The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).
Notwithstanding the provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6(d), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7.  TERMINATION & SURVIVAL
(a) Term.  Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b) Termination; Survival Following Termination.
(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon three (3) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement.  If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
Section 8.  MISCELLANEOUS
(a) Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 6‑K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation,  any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.
(b) No Advisory or Fiduciary Relationship.The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees,

are arm’s-length commercial transactions between the Company and the Agent and does not constitute a recommendation, investment advice, or solicitation of any action by the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) the Agent has not provided any legal, accounting, regulatory, investment or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (vi) none of the activities of the Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agent with respect to any entity or natural person.
(c) Research Analyst Independence.  The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions.  The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d) Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Agent:
Jefferies LLC
520 Madison Avenue
New York, NY  10022
Facsimile:
Attention:  General Counsel
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
787 7th Avenue
New York, New York 10019

Attention: Johnny Skumpija Esq.

If to the Company:
Star Bulk Carriers Corp., c/o Star Bulk Management Inc.
40 Agiou Konstantinou Street,
15124 Maroussi, Athens, Greece,
Fax no. 011 30 210 617 8378;
Attention: Spyros Capralos
with a copy (which shall not constitute notice) to:
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Fax no. (212) 480-8421
Attention: Keith Billotti
Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).
(e) Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(f) Partial Unenforceability.  The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof.  If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g) Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h) General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignment and assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(i) Recognition of the U.S. Special Resolution Regimes.
(i) In the event that the Agent is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 17 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special

Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms
Very truly yours,

STAR BULK CARRIERS CORP.

By:	/s/ Simos Spyrou
	Name:	Simos Spyrou
	Title:	Co-Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.
JEFFERIES LLC

By:	/s/ Douglas J. Mavrinac
	Name:	Douglas J. Mavrinac
	Title:	Managing Director

EXHIBIT A
ISSUANCE NOTICE
[Date]
Jefferies LLC
520 Madison Avenue
New York, New York  10022
Attn: [__________]
Reference is made to the At-the-Market Sales Agreement between __________ (the “Company”) and Jefferies LLC (the “Agent”) dated as of ________ ___,  20_.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.
Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): _______________________
Issuance Amount (equal to the total Sales Price for such Shares):
$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share
Comments:

By:
Name:
Title:

A-1

EXHIBIT B-I
SUBSIDIARIES OF STAR BULK CARRIERS CORP.
Name	Organization	Ownership percentage
Star Bulk Management Inc.	Marshall Islands	100%
Starbulk S.A.	Liberia	100%
Star Bulk (USA) LLC	Delaware	100%
Star Bulk Shipmanagement Company (Cyprus) Limited	Cyprus	100%
Candia Shipping Limited (ex Optima Shipping Limited)	Malta	100%
Star Logistics LLC	Marshall Islands	100%
Star Logistics Management S.A. (1)	Switzerland	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Oceanbulk Shipping LLC	Marshall Islands	100%
Star Bulk Norway AS	Norway	100%
Star Omas LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Unity Holdings LLC	Marshall Islands	100%
Star Gamma LLC	Marshall Islands	100%
Star Delta LLC	Marshall Islands	100%
Star Epsilon LLC	Marshall Islands	100%
Star Zeta LLC	Marshall Islands	100%
Star Theta LLC	Marshall Islands	100%
Star Kappa LLC	Marshall Islands	100%
Star Omicron LLC	Marshall Islands	100%
Star Cosmo LLC	Marshall Islands	100%
Star Aurora LLC	Marshall Islands	100%
Star Borealis LLC	Marshall Islands	100%
Star Polaris LLC	Marshall Islands	100%
Star Bulk Manning LLC	Marshall Islands	100%
Star Challenger I LLC	Marshall Islands	100%
Star Challenger II LLC	Marshall Islands	100%
Star Vega LLC	Marshall Islands	100%
Star Sirius LLC	Marshall Islands	100%
Star Castle I LLC	Marshall Islands	100%
Star Castle II LLC	Marshall Islands	100%
Star Ennea LLC	Marshall Islands	100%
Star Asia I LLC	Marshall Islands	100%
Star Asia II LLC	Marshall Islands	100%
Star Axe I LLC	Marshall Islands	100%
Star Axe II LLC	Marshall Islands	100%
Star Seeker LLC	Marshall Islands	100%
Star Breezer LLC	Marshall Islands	100%
Star Elpis LLC	Liberia	100%
Star Gaia LLC	Liberia	100%

Name	Organization	Ownership percentage
Star Mare LLC	Marshall Islands	100%
Star New Era LLC	Marshall Islands	100%
Star Thor LLC	Marshall Islands	100%
Star Uranus LLC	Marshall Islands	100%
Star Ventures LLC	Marshall Islands	100%
Star ABY LLC	Marshall Islands	100%
Cape Horizon Shipping LLC	Marshall Islands	100%
Cape Ocean Maritime LLC	Marshall Islands	100%
Grain Shipping LLC	Marshall Islands	100%
Glory Supra Shipping LLC	Marshall Islands	100%
Global Cape Shipping LLC	Marshall Islands	100%
Sky Cape Shipping LLC	Marshall Islands	100%
Pacific Cape Shipping LLC	Marshall Islands	100%
Cape Confidence Shipping LLC	Marshall Islands	100%
Cape Runner Shipping LLC	Marshall Islands	100%
Sea Cape Shipping LLC	Marshall Islands	100%
Coral Cape Shipping LLC	Marshall Islands	100%
Aurelia Shipping LLC	Marshall Islands	100%
Pearl Shiptrade LLC	Marshall Islands	100%
Rainbow Maritime LLC	Marshall Islands	100%
Sea Diamond Shipping LLC	Marshall Islands	100%
Majestic Shipping LLC	Marshall Islands	100%
Nautical Shipping LLC	Marshall Islands	100%
Mineral Shipping LLC	Marshall Islands	100%
White Sand Shipping LLC	Marshall Islands	100%
Clearwater Shipping LLC	Marshall Islands	100%
Domus Shipping LLC	Marshall Islands	100%
Festive Shipping LLC	Marshall Islands	100%
Star Alta I LLC	Marshall Islands	100%
Star Alta II LLC	Marshall Islands	100%
Gravity Shipping LLC	Marshall Islands	100%
Orion Maritime LLC	Marshall Islands	100%
Primavera Shipping LLC (ex Spring Shipping LLC)	Marshall Islands	100%
Success Maritime LLC	Marshall Islands	100%
Ultra Shipping LLC	Marshall Islands	100%
Searay Maritime LLC	Marshall Islands	100%
Blooming Navigation LLC	Marshall Islands	100%
Jasmine Shipping LLC	Marshall Islands	100%
International Holdings LLC	Marshall Islands	100%
Star Trident V LLC	Marshall Islands	100%
Star Trident VI LLC	Marshall Islands	100%
Star Trident VII LLC	Marshall Islands	100%
Star Trident I LLC	Marshall Islands	100%
Star Trident VIII LLC	Marshall Islands	100%
Star Trident IX LLC	Marshall Islands	100%

Name	Organization	Ownership percentage
Star Trident X LLC	Marshall Islands	100%
Star Trident XI LLC	Marshall Islands	100%
Star Trident II LLC	Marshall Islands	100%
Star Trident XII LLC	Marshall Islands	100%
Star Trident XIII LLC	Marshall Islands	100%
Star Trident XIV LLC	Marshall Islands	100%
Star Trident XV LLC	Marshall Islands	100%
Star Trident XVI LLC	Marshall Islands	100%
Star Trident XVII LLC	Marshall Islands	100%
Star Trident XVIII LLC	Marshall Islands	100%
Star Trident XIX LLC	Marshall Islands	100%
Star Trident III LLC	Marshall Islands	100%
Star Trident XX LLC	Marshall Islands	100%
Star Trident XXV LTD.	British Virgin Islands	100%
Star Nor I LLC	Marshall Islands	100%
Star Nor II LLC	Marshall Islands	100%
Star Nor III LLC	Marshall Islands	100%
Star Nor IV LLC	Marshall Islands	100%
Star Nor V LLC	Marshall Islands	100%
Star Nor VI LLC	Marshall Islands	100%
Star Nor VII LLC	Marshall Islands	100%
Star Nor VIII LLC	Marshall Islands	100%
Star Nor IX LLC	Marshall Islands	100%
Star Nor X LLC	Marshall Islands	100%
Star Nor XI LLC	Marshall Islands	100%
Star Nor XII LLC	Marshall Islands	100%
Star Nor XIII LLC	Marshall Islands	100%
Star Nor XIV LLC	Marshall Islands	100%
Star Nor XV LLC	Marshall Islands	100%
ABY I LLC	Marshall Islands	100%
ABY II LLC	Marshall Islands	100%
ABY III LLC	Marshall Islands	100%
ABY IV LLC	Marshall Islands	100%
Sandra Shipco LLC	Marshall Islands	100%
Christine Shipco LLC	Marshall Islands	100%
ABM One Ltd	Malta	100%
ABY Three Ltd	Malta	100%
ABY Five Ltd	Malta	100%
ABY Seven Ltd	Malta	100%
ABY Fourteen Ltd	Malta	100%
ABY Fifteen Ltd	Malta	100%
Augustea Bulk Carrier Ltd	Malta	100%
ABY Nine Ltd	Malta	100%
ABY Ten Ltd	Malta	100%
ABY Eleven Ltd	Malta	100%

Name	Organization	Ownership percentage
Waterfront Two Ltd	Malta	100%
ABY Group Holding Ltd	Malta	100%
New Era I Shipping LLC	Marshall Islands	100%
New Era II Shipping LLC	Marshall Islands	100%
New Era III Shipping LLC	Marshall Islands	100%
Star Regina LLC	Marshall Islands	100%
Star Regg I LLC	Marshall Islands	100%
Star Regg II LLC	Marshall Islands	100%
Star Regg III LLC	Marshall Islands	100%
Star Regg IV LLC	Marshall Islands	100%
Star Regg V LLC	Marshall Islands	100%
Star Regg VI LLC	Marshall Islands	100%
Star Regg VII LLC	Marshall Islands	100%
Star Sege Ltd	Malta	100%
Star Lida I Shipping LLC	Marshall Islands	100%
Star Lida II Shipping LLC	Marshall Islands	100%
Star Lida III Shipping LLC	Marshall Islands	100%
Star Lida IV Shipping LLC	Marshall Islands	100%
Star Lida V Shipping LLC	Marshall Islands	100%
Star Lida VI Shipping LLC	Marshall Islands	100%
Star Lida VII Shipping LLC	Marshall Islands	100%
Star Lida VIII Shipping LLC	Marshall Islands	100%
Star Lida IX Shipping LLC	Marshall Islands	100%
Star Lida X Shipping LLC	Marshall Islands	100%
Star Lida XI Shipping LLC	Marshall Islands	100%
Star Bulk (Singapore) Pte. Ltd	Singapore	100%
Star Bulk Germany GmbH	Germany	100%
Star Trident IV LLC	Marshall Islands	100%
Star Trident XXI LLC	Marshall Islands	100%
Star Trident XXII LLC	Marshall Islands	100%
Star Trident XXIII LLC	Marshall Islands	100%
Star Trident XXIV LLC	Marshall Islands	100%
Star Trident XXVI LLC	Marshall Islands	100%
Star Trident XXVII LLC	Marshall Islands	100%
Star Trident XXVIII LLC	Marshall Islands	100%
Star Trident XXIX LLC	Marshall Islands	100%
Star Trident XXX LLC	Marshall Islands	100%
Star Trident XXXI LLC	Marshall Islands	100%
Positive Shipping Company	Marshall Islands	100%
Dioriga Shipping Co.	Marshall Islands	100%
Star Zeus I LLC	Marshall Islands	100%
Star Zeus II LLC	Marshall Islands	100%
Star Zeus III LLC	Marshall Islands	100%
Star Zeus IV LLC	Marshall Islands	100%
Star Zeus V LLC	Marshall Islands	100%

Name	Organization	Ownership percentage
Star Zeus VI LLC	Liberia	100%
Star Zeus VII LLC	Liberia	100%
Star Sun I LLC	Liberia	100%
Star Sun II LLC	Liberia	100%

EXHIBIT B-II
SIGNIFICANT SUBSIDIARIES OF STAR BULK CARRIERS CORP.
Name	Organization	Ownership percentage
Oceanbulk Shipping LLC	Marshall Islands	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Unity Holding LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Star Omas LLC	Marshall Islands	100%